                 THE INTERNATIONAL BUSINESS COMPANIES ACT, 2000

                          -----------------------------

               FOURTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

                                       OF

                          ULTRAPETROL (BAHAMAS) LIMITED

                          ----------------------------

                  These Articles of Association (the "ARTICLES") of Ultrapetrol
(Bahamas) Limited (the "COMPANY") shall constitute the Regulations of the
Company. Capitalized terms used in these Articles and not otherwise defined shall be used as defined in Article X "Definitions and Rules of Construction."

                                    ARTICLE I
                                    ---------

                                  SHAREHOLDERS
                                  ------------

     SECTION 1.1     ANNUAL MEETING.
                     ---------------

                  The annual meeting of the Shareholders of the Company shall be held on such day and at such time and place within or without the Commonwealth of The Bahamas as the Board of Directors may determine for the purpose of electing Directors and or transacting such other business as may properly be brought before the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company (the "Secretary").

                  To be timely a shareholder's notice to the Secretary of the
Company must be delivered to or mailed and received at the principal executive offices of the Company not less than one-hundred fifty (150) days nor more than one-hundred eighty (180) days prior to the date on which the Company first mailed proxy materials for the preceding year's annual meeting of shareholders.

     SECTION 1.2     SPECIAL MEETINGS.
                     -----------------

                  A special meeting of the Shareholders of the Company may be called at any time by the Board of Directors, or by the Chairman of the Board of
Directors, or by the President or by the holders of majority of the votes of the shares issued and outstanding and entitled to vote at

such meeting. No other person or persons are permitted to call a special meeting. No business may be conducted at the special meeting other than business brought before the meeting by the Board of Directors, the Chairman of the Board of Directors, the President or the holders of majority of the votes of the shares issued and outstanding and entitled to vote at such meeting, and as specified in the notice of the special meeting given under Section 1.3. The
Chairman or, in the Chairman's absence, another person designated by the Board of Directors shall act as the Chairman of all meetings of Shareholders of the
Company. If the Chairman of the special meeting determines that business was not properly brought before the special meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     SECTION 1.3     NOTICE OF MEETINGS.
                     -------------------

                  Notice of every annual and special meeting of Shareholders of the Company, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail, telegraph, cablegram, telex, teleprinter or such other method (including electronic mail) as permitted by the United States Securities and Exchange
Commission and the NASDAQ Marketplace Rules on the date thereof, at least fifteen (15) but not more than sixty (60) days before such meeting, to each
Shareholder of record entitled to vote thereat and to each Shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the Shareholder at his address as the same appears on the record of Shareholders of the Company or at such address as to which the Shareholder has given notice to the Secretary.
Notice of a meeting need not be given to any Shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him.

     SECTION 1.4     ADJOURNMENTS.
                     -------------

                  Any meeting of Shareholders of the Company, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each Shareholder of record entitled to vote at the meeting. If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record on the new record date entitled to notice in
Section 1.3.

     SECTION 1.5     QUORUM.
                     -------

                  At all meetings of Shareholders of the Company, except as
otherwise expressly provided by law, there must be present, either in person or by proxy, Shareholders of record

                                      -2-

holding at least a majority of the votes of the shares issued and outstanding and entitled to vote at such meetings in order to constitute a quorum, but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present. If after an adjournment an adjourned meeting is held, for the purpose of such adjourned meeting in order to establish a quorum there must be present, either in person or by proxy, Shareholders of record holding at least a one-third of the votes of the shares issued and outstanding and entitled to vote at such adjourned meeting.

     SECTION 1.6     VOTING.
                     -------

                  If a quorum is present, and except as otherwise expressly
provided by law, the affirmative vote of a majority of the votes represented at the meeting shall be the act of the Shareholders of the Company. At any meeting of Shareholders of the Company, with respect to a matter for which a Shareholder is entitled to vote, each such Shareholder shall be entitled to one (1) vote for each share of Common Stock it holds; provided that the Named Shareholders, as such term is defined in the Memorandum of Association, shall be entitled to seven (7) votes for each share of Common Stock held by it that was initially acquired by a Named Shareholder prior to the completion of the Company's initial public offering (which right shall be personal and non-transferable, unless to another Named Shareholder or Permitted Transferee, as such term is defined in the Memorandum of Association), subject to the limitations set forth in the
Memorandum of Association. Each Shareholder may exercise such voting right either in person or by proxy provided, however, that no proxy shall be valid after the expiration of eleven months from the date such proxy was authorized unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient to support an irrevocable power. A
Shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Company.

     SECTION 1.7     FIXING OF RECORD DATE.
                     ----------------------

                  The Board of Directors may fix a time not more than sixty (60)
nor less than fifteen (15) days prior to the date of any meeting of Shareholders of the Company as the time as of which Shareholders entitled to notice of and to vote at such a meeting shall be determined, and all persons who were holders of record of voting shares at such time shall be entitled to notice of and to vote at such meeting. The Board of Directors may fix a time not exceeding sixty (60)
days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the Shareholders of the Company entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.

     SECTION 1.8     ACTION BY CONSENT.
                     ------------------

                  Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting, without prior notice and without a vote, if, prior to such action, a written consent or consents thereto, setting forth such action, is signed either personally or by

                                      -3-

proxy by the holders of record of all shares of Common Stock of the Company issued and outstanding and entitled to vote thereon. Such consent or consents shall constitute the minutes of the annual or special meeting, which shall be deemed to have been duly held, notwithstanding the fact that no Shareholder meeting was actually held or that there may have been technical defects in the proceedings, and a resolution in writing signed by all of the Shareholders aforesaid shall be as valid and effectual as if it had been passed at an annual or special meeting of the Shareholders duly called and constituted.

     SECTION 1.9     TAG-ALONG RIGHTS.
                     -----------------

If a third party (other than a Permitted Transferee) makes a bona fide written offer to one or more Shareholders of the Company to purchase the shares of
Common Stock of the Company beneficially owned by such Shareholder(s) in a private transaction and, after giving effect to the sale, the third party would become the beneficial owner of shares of Common Stock of the Company with voting power equal to 50% or more of the total voting power of all shares of Common
Stock of the Company entitled to vote in the election of Directors, then such third party shall make a public offer to all of the Shareholders of the Company to purchase 100% of the issued and outstanding shares of the Company at the same purchase price set forth in such written offer. Such third party shall be prohibited from purchasing any shares of Common Stock of the Company from the
Shareholder(s) who received that the bona fide written offer until the tender offer period has closed. The tender offer must remain open for at least 20 business days.

                                   ARTICLE II
                                   ----------

                                    DIRECTORS
                                    ---------

     SECTION 2.1     MANAGEMENT OF THE COMPANY.
                     --------------------------

                  The Company shall have a board of directors (the "Board of
Directors") which shall meet at least quarterly, and shall direct and oversee the management and affairs of the Company and which may exercise all the powers of the Company that are not expressly reserved to the Shareholders under the
Articles, the Act or any other laws of the Commonwealth of The Bahamas.

     SECTION 2.2     NUMBER OF DIRECTORS.
                     --------------------

                  The Board of Directors of the Company at all times shall
consist of seven (7) Directors, unless otherwise determined by a vote of not less than 50% of the votes of the shares issued and outstanding and entitled to vote. No decrease in the number of Directors shall shorten the term of any incumbent Director.

     SECTION 2.3     ELECTION; TERM.
                     ---------------

                  Except as otherwise provided by law or in Section 2.6, the
Directors of the Company shall be elected at the annual meeting of Shareholders of the Company. Directors shall be elected by holders of a majority of the votes of the shares issued and outstanding and entitled to vote in the election.
Cumulative voting shall not be used to elect directors or for any other

                                      -4-

purpose. Each Director shall be elected to serve until the next annual meeting of Shareholders of the Company and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office.

     SECTION 2.4     NOMINATION OF DIRECTORS.
                     ------------------------

                  (a) Generally. Nominations of persons for election to the
Board of Directors may be made at any annual meeting of Shareholders of the
Company or at any special meeting of Shareholders of the Company called to that effect.

                  (b) Nomination of Directors by or at the direction of the
Board of Directors. Nominations may be made by or at the direction of the Board of Directors (or any duly authorized committee thereof) in accordance with such procedures as may be determined by the Board of Directors from time to time.

                  (c) Nomination of Directors by Shareholders. Nominations may
be made by any Shareholder of the Company (i) who is a Shareholder of record on the date of the giving of the notice provided for in this Section 2.4 and on the record date for the determination of Shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this
Section 2.4.

                  In addition to any other applicable requirements, for a
nomination to be made by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

                  To be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the
Company (a) in the case of an annual meeting not less than thirty (30) days nor more than sixty (60) days prior to the anniversary date of the immediately preceding annual meeting of the Shareholders of the Company, and (b) in the case of a special meeting not less than ten (10) days prior to the date of such special meeting.

                  To be in proper written form, a Shareholder's notice to the
Secretary must set forth; (a) as to each person whom the Shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares of Common Stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Securities
Exchange Act of 1934, as amended, of the United States of America, and the rules and regulations promulgated thereunder applicable to issuers that are not foreign private issuers and (b) as to the Shareholder giving the notice (i) the name and record address of such Shareholder, (ii) the number of shares of Common
Stock of the Company which are owned beneficially and of record by such
Shareholder, (iii) a description of all arrangements or understandings between such Shareholder and each proposed nominee and any other person and persons
(including their names) pursuant to which the nomination(s) are to be made by such Shareholder, (iv) a representation that such Shareholder intends to appear in person or by proxy

                                      -5-

at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended, of the United
States of America and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

                  (d) Determination by the Chairman. No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures referred to or set forth in this Section 2.4. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     SECTION 2.5     REMOVAL.
                     --------

                  Any Director or the entire Board of Directors of the Company may be removed at any time, by the affirmative vote of the holders of a majority of the votes of the shares issued and outstanding and entitled to vote generally in the election of directors cast at an annual meeting of the Shareholders or at a special meeting of the Shareholders called for that purpose.

                  No proposal by a Shareholder to remove a Director shall be voted upon at a meeting of the Shareholders of the Company unless such
Shareholder has given timely notice thereof in proper written form to the
Secretary. To be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the
Company (a) in the case of an annual meeting not less than thirty (30) days nor more than sixty (60) days prior to the anniversary date of the immediately preceding annual meeting of the Shareholders of the Company, and (b) in the case of a special meeting no less than ten (10) days prior to the date of such special meeting. To be in proper written form, a Shareholder's notice must set forth: (a) evidence reasonably satisfactory to the Secretary, of such
Shareholder's status as such and of the number of shares of Common Stock of the
Company beneficially owned by such Shareholder, and (b) a list of the names and addresses of other Shareholder of the Company, if any, with whom such
Shareholder is acting in concert, and the number of shares of Common Stock of the Company beneficially owned by each such Shareholder.

                  No Shareholder proposal to remove a Director shall be voted upon at an annual or special meeting of the Shareholders of the Company unless proposed in accordance with the procedures set forth in this Section 2.5. If the
Chairman of the meeting determines, based on the facts, that a Shareholder proposal to remove a Director was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that a proposal to remove a Director of the Company was not made in accordance with the procedures prescribed by these Articles, and such defective proposal shall be disregarded.

                                      -6-

     SECTION 2.6     VACANCIES.
                     ----------

                  Any vacancy on the Board of Directors for any reason may be filled by a vote of not less than 70% of the Directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next succeeding annual meeting of Shareholders or the next special meeting of the
Shareholders called to that effect, and their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

     SECTION 2.7     QUALIFICATIONS.
                     ---------------

     (a) A Director shall not be required to be a Shareholder of the Company in order to qualify as a Director.

     (b) Each Director shall hold office according to the terms of his appointment. In addition to the provisions of Section 42(2) of the Act, a
Director shall vacate his office if he becomes bankrupt or makes any arrangement or composition with his creditors generally, or becomes of unsound mind or of such infirm health as to be incapable of managing his affairs.

     (c) A Director may hold concurrently with his office as Director any other office or position of profit (except that of auditor) with the Company or any other company or legal entity in which the Company may hold an interest as
Shareholder or otherwise for such remuneration and on such other terms and conditions as the Directors may determine and shall not be accountable to the
Company for the same.

     SECTION 2.8     CHAIRMAN.
                     ---------

                  The Board of Directors shall annually elect a Chairman from among the Directors. The Chairman shall have the functions and duties as set forth in these Articles.

     SECTION 2.9     SPECIAL MEETING.
                     ----------------

                  Special meetings of the Board of Directors may, unless
otherwise prescribed by law, be called from time to time by the Chairman, the
President, or any officer of the Company who is also a Director. The President or the Secretary shall call a special meeting of the Board of Directors upon written request directed to either of them by any two Directors stating the time, place and purpose of such special meeting. Special meetings of the Board of Directors shall be held on a date and at such time and at such place as may be designated in the notice thereof by the officer calling the meeting.

     SECTION 2.10    NOTICE OF SPECIAL MEETING.
                     --------------------------

                  Notice of the special date, time and place of each special meeting of the Board of Directors shall be given to each Director at least forty eight (48) hours prior to such meeting. For the purpose of this Section 2.10, notice shall be deemed to be duly given to a Director if given to him personally
(including by telephone) or if such notice be delivered to such Director by mail, telegraph, cablegram, telex or teleprinter to his last known address
Notice of a meeting need not

                                      -7-

be given to any Director who submits a signed waiver of notice, whether before of after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him.

     SECTION 2.11    QUORUM.
                     -------

                  A majority of the Directors at the time in office, present in person or by proxy or conference telephone, shall constitute a quorum for the transaction of business.

     SECTION 2.12    INTERESTED DIRECTORS.
                     ---------------------

     (a) Subject always to the Act, the Company shall not enter into:

          (i) any merger or consolidation involving the Company on the one hand and any Named Shareholder that is a Shareholder of the Company, any affiliate of such Named Shareholder or any member of the Company's management or Board of Directors or their respective affiliates (each an
     "Interested Party") on the other hand;

          (ii) any sale, lease or other direct or indirect disposition of all or substantially all of the Company's and its subsidiaries' assets in a transaction or series of related transactions to one or more Interested
     Parties;

          (iii) any merger or consolidation or sale, lease or other direct or indirect disposition of all or substantially all of the Company's and its subsidiaries' assets in a transaction or series of related transactions that would result in the receipt of different types or amounts of consideration per share by one or more Interested Parties on the one hand, and any other of the Company's Shareholders, on the other hand; and

          (iv) any business transaction between the Company or its subsidiaries on the one hand and one or more Interested Parties on the other hand, involving a value in excess of $2 million;

without (A) having previously obtained, at the Company's expense, a fairness opinion confirming that the proposed transaction is fair from a financial standpoint for the Company and, with respect to a transaction described in
Section 2.12(a)(iii) above, for those Shareholders which are not Interested
Parties and (B) such proposed transaction being approved by a majority of disinterested Directors of the Company. Any fairness opinion pursuant to the preceeding sentence shall be rendered by an internationally recognized investment banking, auditing or consulting firm (or, if the proposed transaction involves the sale or purchase of a vessel or other floating assets, by an internationally recognized shipbroker) selected by the Company's disinterested
Directors and engaged on behalf of the Company and/or its Shareholders. To qualify as a disinterested Director for purposes of this Section 2.12, a
Director must not have a personal interest in the transaction at hand and must not otherwise have a relationship that, in the opinion of the Company's Board of
Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Further, should any such transaction require Shareholder approval, it must be approved by a majority vote of those
Shareholders entitled to vote that are not Interested Parties.

                                      -8-

     (b) The provisions of Section 2.12(a) shall not prohibit (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership and other employee benefit plans approved by the Board of Directors; (ii) the grant of stock options or similar rights to employees and
Directors of the Company pursuant to plans approved by the Board of Directors,
(iii) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company which are not otherwise prohibited under the Sarbanes-Oxley Act of 2002, Section 13(k) of the Securities
Exchange Act of 1934, as amended, or other applicable law, but in any event not to exceed $500,000 in the aggregate outstanding at any one time, and (iv) the payment of reasonable fees to Directors of the Company who are not employees of the Company or its subsidiaries.

     SECTION 2.13    VOTING.
                     -------

                  The vote of the majority of the Directors shall be the act of the Directors. Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board of Directors consent thereto in writing.

     SECTION 2.14    COMPENSATION OF DIRECTORS AND MEMBERS OF COMMITTEES.
                     ----------------------------------------------------

                  The Board of Directors may from time to time, in its
discretion, fix the amounts which shall be payable to members of the Board of
Directors and to members of any committee, for attendance at the meetings of the
Board of Directors or of such committee and for services rendered to the
Company.

                                   ARTICLE III
                                   -----------

                                   COMMITTEES
                                   ----------

     SECTION 3.1     AUDIT COMMITTEE AND OTHER COMMITTEES.
                     -------------------------------------

                  The Board of Directors may, by resolution or resolutions
passed by a majority of the entire Board of Directors, designate from among its members an Audit committee to consist of one or more of the Directors of the
Company and which will be responsible for review of the Company's accounting controls and for recommending to the Board of Directors the engagement of the
Company's external auditors, all in accordance with applicable law. In addition, the Board of Directors may designate from among its members other committees to consist of one or more of the Directors of the Company, each of which shall perform such functions as shall be assigned to such committee by said resolution or resolutions or as provided for in these Articles, but in all cases the power and authority of each such committee is limited to recommending actions to the entire Board of Directors. Members of any committee shall hold office for such period as may be prescribed by the vote of a majority of the entire Board of
Directors, subject, however, to removal at any time by the vote of a majority of the entire Board of Directors. Vacancies in membership of such committees shall be filled by a majority vote of the Board of Directors. Committees may adopt their own rules of procedures and may meet at stated times or on such notice as they may determine. Each committee shall keep a record of its proceedings and report

                                      -9-

the same to the Board of Directors when required.

                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

     SECTION 4.1     TITLES AND ELECTION.
                     --------------------

     (a) The officers of the Company, who shall be chosen by the Board of
Directors at its first meeting after each annual meeting of the Shareholders, shall be a Chief Executive Officer (who shall also serve as President), a Chief
Financial Officer (who shall also serve as Treasurer) and a Secretary. The Board of Directors from time to time may elect one or more Vice Presidents, Assistant
Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their powers and duties.

     (b) Any number of offices may be held by the same Person. Any Person, including a Director, may be appointed by resolution of the Directors to be an officer or agent of the Company; and the Directors may entrust to or confer upon such officer or agent any of the powers and authorities, including the power and authority to affix the common seal of the Company, exercisable by the Directors upon such terms and conditions as the Board of Directors think fit, either collaterally with, or to the exclusion of, its own powers and subject to limitations provided under the Act and any regulations prescribed by the enabling resolution.

     SECTION 4.2     REMOVAL.
                     --------

     Except in the case of the Chief Executive Officer and subject to the provisions of any employment agreement between the Company and any officer, any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

     SECTION 4.3     RESIGNATIONS.
                     -------------

                  Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.4     VACANCIES.
                     ----------

                  If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

                                      -10-

     SECTION 4.5     CHIEF EXECUTIVE OFFICER; PRESIDENT.
                     -----------------------------------

                  The Chief Executive Officer (the "CHIEF EXECUTIVE OFFICER")
shall be the President of the Company and, in the absence of the Chairman, shall preside at all meetings of the Board of Directors, and of the Shareholders.
Subject to the Memorandum of Association, the Articles and his employment agreement with the Company, the Chief Executive Officer shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, shall exercise general management and control of the day-to-day affairs and business of the Company and implement the orders and resolutions of the Board of Directors. The Chief Executive Officer
shall be subject to removal as provided in his employment agreement. The Chief
Executive Officer shall appoint and discharge employees and agents of the
Company (other than officers elected by the Board of Directors) and fix their compensation. The Chief Executive Officer shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Company, and shall do and perform such other duties as from time to time may be assigned to the Chief Executive Officer by the Board of Directors.

     SECTION 4.6     VICE PRESIDENTS.
                     ----------------

                  If chosen, the Vice Presidents, in the order of their
seniority, shall, in the absence or disability of the Chief Executive Officer, exercise all of the powers and duties of the Chief Executive Officer and
President, and otherwise perform such duties as are delegated to them by the
Chief Executive Officer. Such Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the
Company, and shall do and perform such other duties incident to the office of
Vice President and as the Board of Directors or the Chief Executive Officer
shall direct.

     SECTION 4.7     SECRETARY.
                     ----------

                  The Secretary shall attend all sessions of the Board of
Directors and all meetings of the Shareholders and record all votes and the minutes of proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the
Company (other than financial) and shall see that all books, reports, statements, certificates and other documents and records (other than financial records) required by law are properly kept and filed.

     SECTION 4.8     TREASURER.
                     ----------

                  The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys, and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Directors whenever they

                                      -11-

may require it, an account of all his transactions as Treasurer and of the financial condition of the Company.

     SECTION 4.9     DUTIES OF OFFICERS MAY BE DELEGATED.
                     ------------------------------------

     (a) In case of the absence or disability of any officer of the Company, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Director.

     (b) Any officer that is a corporate entity may appoint by written instrument deposited at the Registered Office of the Company any individual as its representative to carry out the duties and exercise the powers and authorities attaching to such office.

                                    ARTICLE V
                                    ---------

                                 INDEMNIFICATION
                                 ---------------

     SECTION 5.1     ACTIONS BY OTHERS.
                     ------------------

                  The Company

                  (a) shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the Company) by reason of the fact that he is or was a Director or an officer of the Company or of any of its subsidiaries; and

                  (b) may, upon determination by a majority of the Board of
Directors, indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the
Company as a director, officer, employee, agent of or participant in another
Person,

against expenses (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by such Person in connection with such action, suit or proceeding unless a court of competent jurisdiction determines, in a final non-appealable judgement, that he acted dishonestly or failed to act in good faith with a view to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act honestly and in good faith with a view to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                                      -12-

     SECTION 5.2     SUCCESSFUL DEFENSE.
                     -------------------

     To the extent that a Person who is or was a Director, officer, employee or agent of the Company has been succesful on the merits or otherwise in defense of any action, suit or proceeding referred to in section 5.1, or in defense of any claim, issue or matter therein, such Person shall be indemnified through the use of Company funds against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 5.3     ADVANCE OF EXPENSES.
                     --------------------

                  All reasonable or customary expenses (including attorneys'
fees) incurred by any Person who may have a right of indemnification under this
Article in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company pursuant to this Article 5.

     SECTION 5.4     RIGHT OF INDEMNITY NOT EXCLUSIVE.
                     ---------------------------------

                  The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any provision of these Articles, agreement, vote of
Shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.

     SECTION 5.5     INSURANCE.
                     ----------

                  The Company may purchase and maintain insurance on behalf of any Person who is or was a Director, officer, Named Shareholder, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of or participant in another Person against any liability asserted against him and incurred by him in any such capacity, or arising out of such Person's status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article V.

     SECTION 5.6     INVALIDITY OF ANY PROVISIONS OF ARTICLE V.
                     ------------------------------------------

                  The invalidity or unenforceability of any provision of this
Article V shall not affect the validity or enforceability of the remaining provisions of this Article V.

                                      -13-

                                   ARTICLE VI
                                   ----------

                                  COMMON STOCK
                                  ------------

     SECTION 6.1     SHARES.
                     -------

     (a) The Company shall issue common registered shares of its Common Stock.
Shares of Common Stock of the Company may be issued only as determined by the
Shareholders in accordance with Section 1.6, with such designations, powers, preferences, rights, limitations and/or restrictions with regard to dividend, voting, return of capital or otherwise, without prejudice to any rights attaching to any shares of Common Stock of the Company and subject to the provisions of the Act; provided, however, that no vote of the Shareholders shall be necessary for the Board of Directors to issue shares in connection with (i)
the Ultrapetrol (Bahamas) Limited 2006 Stock Incentive Plan or any other stock incentive plan adopted by the Board of Directors, (ii) any employment agreement entered into between an employee of the Company and the Company or (iii) the terms of the Warrant Agreement.

     (b) Any new shares of Common Stock issued to increase the authorized share capital of the Company shall be issued only as determined by the Shareholders in accordance with Section 1.6, upon such terms and conditions and with such rights and privileges and other attributes annexed thereto. Except as otherwise provided by the terms of such issuance, such shares of Common Stock shall be considered part of the original share capital for all purposes under the Act and these Articles.

     SECTION 6.2     CERTIFICATES.
                     -------------

     (a) The interest of each Shareholder shall be evidenced by certificates for shares of Common Stock of the Company in such form as the Board of Directors may from time to time prescribe. The signatures or common seal on the certificates of stock may be facsimiles. In case any director, directors, officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such director, directors, officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the
Person or Persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such director, directors, officer or officers of the Company.

     (b) Every Shareholder shall be entitled to one certificate for the shares of Common Stock of the Company registered in his name or to several certificates, each for one or more of such shares of Common Stock of the
Company. In respect of shares of Common Stock of the Company held jointly by two or more Persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate in respect of the share or shares of
Common Stock of the Company to one of several joint holders shall constitute delivery to all.

                                      -14-

     (c) The Company shall be entitled to treat the Shareholder designated in the share certificate as absolute owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares of Common
Stock of the Company on the part of any other Person except as required by these
Articles or by order of a court of competent jurisdiction under authority of the
Act or other laws of the Commonwealth of The Bahamas. For the purposes of this
Article VI, where any Person is unconditionally entitled to be registered as the holder of a share of Common Stock of the Company, he, and not the registered holder of such share, shall be deemed to be a Shareholder of the Company in respect of that share of Common Stock of the Company.

     SECTION 6.3     LOST CERTIFICATES.
                     ------------------

                  In the event that any certificate representing shares of
Common Stock of the Company is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number and type of shares of Common Stock of the Company in lieu thereof. The Board of Directors may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Company a letter from the the party requesting a replacement certificate and agreeing to indemnify and hold harmless the Company against any loss or liability which the Company or its
Directors may incur by reason of wrongful or fraudulent use or representation made by any Person by virtue of the possession of such certificate or, in the
Directors" discretion, a bond in a reasonable sum determined by the Board of
Directors to the same effect.

     SECTION 6.4     TRANSFER.
                     ---------

                  The Board of Directors shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Company's stock, and may appoint transfer agents and registrars thereof.

                                   ARTICLE VII
                                   -----------

                                    DIVIDENDS
                                    ---------

                  Dividends may be declared in conformity with applicable law by, and at the discretion of, the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, stock or other property of the Company.

                                      -15-

                                  ARTICLE VIII
                                  ------------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     SECTION 8.1     FISCAL YEAR.
                     ------------

                  Each fiscal year of the Company shall be the period of twelve
(12) consecutive months ending on December 31 in each year, or such other period of twelve consecutive months as the Board of Directors may by resolution designate.

     SECTION 8.2     CORPORATE SEAL.
                     ---------------

                  The seal of the Company shall be circular in form and contain the name of the Company. Such seal may be altered from time to time at the discretion of the Board of Directors. The Directors shall provide for the safe custody of the seal which shall not be used except by the authority of a resolution of Directors.

     SECTION 8.3     LIQUIDATION OF THE COMPANY.
                     ---------------------------

                  In the event of any liquidation, dissolution or winding up of the Company, the net proceeds thereof will be distributed to all of the holders of the Common Stock of the Company pro rata to their respective percentage ownership of such Commonl Stock as of such liquidation, dissolution or winding
up.

                                   ARTICLE IX
                                   ----------

                                   AMENDMENTS
                                   ----------

                  Subject as herein provided, these Articles may be amended, added to, altered or repealed, or new Articles may be adopted, at any annual or special meeting of the Shareholders by the vote of holders of a majority of the votes of the shares issued and outstanding and entitled to vote at such meeting of Shareholders.

                                    ARTICLE X
                                    ---------

                      DEFINITIONS AND RULES OF CONSTRUCTION
                      -------------------------------------

     SECTION 10.1    DEFINITIONS.
                     ------------

                  When used in these Articles, the following terms shall have the respective meanings specified therefore below:

         "ACT" shall mean the International Business Companies Act, 2000.

         "ARTICLES" shall mean these Fourth Amended and Restated Articles of
Association of the Company, as they may be amended from time to time in accordance with the provisions hereof.

                                      -16-

         "BOARD OF DIRECTORS" shall have the meaning assigned to such term in
Section 2.1.

         "CHIEF EXECUTIVE OFFICER" shall have the meaning assigned to such term in Section 4.5.

         "COMMON STOCK" shall mean the common shares of the Company, par value
$.01 per share.

         "COMPANY" shall mean Ultrapetrol (Bahamas) Limited.

         "DIRECTOR" shall mean a member of the Board of Directors.

         "GOVERNMENTAL AUTHORITY" shall mean any government (or any subdivision thereof, whether federal, central, provincial or local) of any country or jurisdiction, or any agency, authority, board, bureau, commission, department, judicial or administrative body, instrumentality, regulatory authority or similar body or instrumentality thereof, or any governmental court or tribunal.

         "MEMORANDUM OF ASSOCIATION" shall mean the Second Amended and Restated
Memorandum of Association of the Company, as such may be amended from time to time.

         "PERSON" shall mean any individual, limited public company, limited private company, partnership, corporation, limited liability company, business trust, joint stock company, unincorporated association, joint venture, investment fund, other entity of whatever nature or Governmental Authority.

         "SHAREHOLDERS" shall mean, collectively, holders of shares of Common
Stock of the Company.

         "WARRANT AGREEMENT" means the warrant agreement dated March 16, 2000, as amended by Amendment No. 1 dated September 21, 2006, between the Company and
Solimar Holdings Ltd. wherein Solimar is entitled to receive Nineteen Thousand
Nine Hundred Twenty (19,920) warrant shares of the Company.

     SECTION 10.2    RULES OF CONSTRUCTION.
                     ----------------------

          In these Articles, unless the context otherwise requires:

          (a) any reference in these Articles to "writing" or cognate expressions includes a reference to facsimile transmission or comparable means of communication;

          (b) words importing the singular number shall include the plural and vice versa, words importing the masculine shall include the feminine and neuter gender and vice versa;

          (c) references to Sections are references to sections of these
     Articles, unless otherwise stated;

                                      -17-

          (d) references to "day" or "days" are to calendar days; and

          (e) references to any agreement or document shall be construed as a reference to such agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

                                      -18-